UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 6, 2008 (January 31, 2008)

TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-28316	72-1252405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Southwest Freeway, Suite 2950, Houston, Texas, 77027
(Address of principal executive offices)

(713) 780-9926
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 31, 2008, Trico Marine Services, Inc. (the “Company”), as borrower, Trico Marine Assets, Inc., a Delaware corporation (“Trico Assets”), as a guarantor, and Trico Marine Operators, Inc., a Louisiana corporation (“Trico Operators”), as a guarantor, closed on the terms of a credit agreement comprised of a $50 million revolving credit facility (the “Credit Agreement”) with various lenders party from time to time thereto (each, who may hold from time to time outstanding revolving loans under the Credit Agreement, a “Lender,” and collectively, the “Lenders”), Nordea Bank Finland PLC, New York Branch (“Nordea”), in such capacity as Administrative Agent and Lead Arranger for the Lenders, respectively, and Nordea Bank Norge, Grand Cayman Branch, as issuing lender (the “Issuing Lender”).  The Credit Agreement provides for the making of revolving loans to, and the issuance of, and participation in, letters of credit for the account of, the Company.  The aggregate principal amount of each borrowing under the Credit Agreement shall not be less than $2,500,000.

The Credit Agreement provides for certain financial and other covenants including, but not limited to, affirmative and negative covenants with respect to additional indebtedness, new liens, declaration or payment of dividends, sales of assets, acquisitions, loans, investments, capital expenditures, minimum EBITDA and minimum leverage ratio. Payment under the Credit Agreement may be accelerated following certain events of default including, but not limited to, failure to make payments when due, noncompliance with covenants, breaches of representations and warranties, commencement of insolvency proceedings, entry of judgment in excess of $5 million and occurrence of a material adverse effect.  The Credit Agreement matures on January 31, 2011.

In connection with the closing of the Credit Agreement, the Company and Trico Operators entered into a Pledge Agreement, dated as of January 31, 2008, with Nordea in its capacity as the Collateral Agent for the benefit of the Lenders.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On January 31, 2008, the Company entered into and executed a Credit Agreement, as described above in Item 1.01.

Additional information is contained in Item 1.01 and is incorporated herein by reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibits

Exhibit No.	Description
10.1

Credit Agreement, dated January 31, 2008, by and among Trico Marine Services, Inc., Trico Marine Assets Inc. and Trico Marine Operators, Inc., and the Lenders party thereto from time to time, Nordea Bank Finland PLC, New York Branch and Nordea Bank Norge, Grand Cayman Branch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.

Date: February 6, 2008	By:	/s/ Rishi A. Varma
Rishi A. Varma
Chief Administrative Officer, Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1

Credit Agreement, dated January 31, 2008, by and among Trico Marine Services, Inc., Trico Marine Assets Inc. and Trico Marine Operators, Inc., and the Lenders party thereto from time to time, Nordea Bank Finland PLC, New York Branch and Nordea Bank Norge, Grand Cayman Branch.